EXHIBIT 3.1

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                        SWEETWATER FINANCIAL GROUP, INC.

                                       1.

     The name of the Corporation is Sweetwater Financial Group, Inc.

                                       2.

     The Corporation hereby amends Article I of its Articles of Incorporation by deleting Article I in its entirety and inserting in lieu thereof a new Article 1 as follows:

     "1. The name of the Corporation is "GEORGIAN BANCORPORATION, INC."

                                       3.

     These Articles of Amendment were approved by the Board of Directors by unanimous written consent action dated October 21, 2003, in accordance with the provisions of Section 14-2-1006 of the Georgia Business Corporation Code before the issuance of shares.

                                       4.

     In accordance with Section 14-2-1006 of the Georgia Business Corporation Code, shareholder approval of the amendment was not required.

                                       5.

     In accordance with Section 14-2-1006.1 of the Georgia Business Corporation Code, a notice of the filing has been submitted for publication as required by
Section 14-2-1006.1(b) of the Georgia Business Corporation Code.


     IN WITNESS WHEREOF, the Corporation has executed these Articles of Amendment this 21st day of October, 2003.

                         SWEETWATER  FINANCIAL  GROUP,  INC.

                         By:     /s/  Gordon  R.  Teel
                            ---------------------------------------

                         Name:  Gordon  R.  Teel
                         Title:  Chairman, President and Chief Executive Officer


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